UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On September 4, 2018, the Board of Directors (the “Board”) of Hercules Capital, Inc. (the “Company”), including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)), approved the application to the Company of the 150% minimum asset coverage ratio set forth in Section 61(a)(2) of the 1940 Act. As a result, the minimum asset coverage ratio applicable to the Company will be reduced from 200% to 150%, effective as of September 4, 2019, unless approved earlier by a vote of the Company’s stockholders, in which case the 150% minimum asset coverage ratio will be effective on the day after such approval. The Board also authorized the submission of a proposal for stockholders to accelerate the application of the 150% minimum asset coverage ratio to the Company at a special meeting of stockholders.

The Company expects to continue to be prudent in its utilization of leverage. Once the increase in leverage is effected, it intends to have a target leverage ratio range of 0.95x to 1.25x as compared to its current target leverage ratio range of 0.75x to 0.95x. It anticipates incurring additional leverage through both long-term and short-term debt with floating and fixed interest rates to optimize its cost of capital and the amount of debt outstanding. The Company’s primary goal in using higher leverage is to grow its investment portfolio while capitalizing on the strong demand for venture growth stage lending as well as using lower cost debt capital thereby delaying higher cost equity capital raises until it believes conditions are optimal for such an equity raise. The Company expects to use proceeds from prepayments and repayments, as well as proceeds from equity capital raises, to reduce its leverage outstanding but may also maintain liquidity and borrowing capacity in anticipation of new investment fundings.

In addition, on September 5, 2018, the Company issued a press release announcing the Company intends to submit a proposal to stockholders to approve the accelerated application of the 150% minimum asset coverage requirements at a special meeting and will provide additional detail regarding the Company’s rationale for adopting the reduced asset coverage requirements in a proxy statement relating to such proposal. If the Company submits such a proposal and it is approved by stockholders, the Company would become subject to the 150% minimum asset coverage ratio the day after such stockholder approval.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

September 5, 2018	By:	/s/ Melanie Grace
Melanie Grace General Counsel and Secretary